Exhibit 10.47

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

OF

AXALTA COATING SYSTEMS BERMUDA CO., LTD.

This Amended and Restated Stockholders Agreement (“Agreement”) is entered into as of this 31st day of July, 2013, by and among Axalta Coating Systems Bermuda Co., Ltd. (formerly known as Flash Bermuda Co. Ltd.), a Bermuda exempted limited liability company (the “Company”), Carlyle Partners V SA1 Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV SA1”), Carlyle Partners V SA2 Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV SA2”), Carlyle Partners V SA3 Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV SA3”), Carlyle Partners V-A Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV-A”), CP V Coinvestment A Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV Coinvest A”), CP V Coinvestment B Cayman, L.P., a Cayman Islands exempted limited partnership (“CPV Coinvest B”), CEP III Participations, S.à r.l. SICAR, a Luxembourg private limited liability company (“CEP III”), Carlyle Coatings Partners, L.P., a Cayman Islands exempted limited partnership (“CCP”, and together with CPV SA1, CPV SA2, CPV SA3, CPV-A, CPV Coinvest A, CPV Coinvest B and CEP III, the “Initial Carlyle Stockholders”) and certain members of management of the Company and/or its Subsidiaries that are parties hereto and that hold, or may hereafter be issued, Shares (each such Person, in his or her capacity as the holder of such Shares, collectively the “Management Stockholders). The names of the Management Stockholders as of the date hereof are set forth on Schedule I. Certain capitalized terms used herein without definition have the meanings ascribed to them in Section 8 hereof.

RECITALS:

WHEREAS, the Company, the Initial Carlyle Stockholders and Charles W. Shaver previously entered into that certain Stockholders Agreement, dated as of February 1, 2013 (the “Initial Stockholders Agreement”) with respect to the common shares, par value $1.00 per share, of the Company (“Shares”) held by each of them;

WHEREAS, the board of directors of the Company (the “Board of Directors”) has approved the Axalta Coating Systems Bermuda Co., Ltd. 2013 Equity Incentive Plan (the “Plan”) pursuant to which certain Awards (as defined in the Plan) may be granted resulting in the ownership of Shares;

WHEREAS, in connection with the adoption of the Plan, the Company, the Initial Carlyle Stockholders and the Management Stockholders are executing this Agreement; and

WHEREAS, the Parties hereto desire to promote the interests of the Company and the mutual interests of the Stockholders by establishing herein certain terms and conditions upon which the Shares will be held, including provisions restricting the transfer of such, and providing for other matters.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.	Restrictions on Transfer.

Except for (a) Transfers following the 180th day after the consummation of the first underwritten initial public offering of Shares by the Company (an “IPO”); (b) Transfers effected by any Management Stockholder pursuant to the exercise of Bring-Along Rights pursuant to Section 2 by the Carlyle Stockholders; (c) Transfers effected by Management Stockholders pursuant to the exercise of Tag-Along Rights pursuant to Section 3; and (d) any Permitted Transfer (as defined below), no Management Stockholder shall Transfer any Shares without the prior written approval of the Carlyle Stockholders. Each Management Stockholder further agrees that in connection with any Transfer permitted hereby, such Management Stockholder shall, if requested by the Company, deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of this Agreement, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the securities laws of any state. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect. It shall be a condition to any Permitted Transfer or any Transfer by any Management Stockholder approved by the Carlyle Stockholders, that the transferee shall (i) agree to become a Party to this Agreement as a “Management Stockholder” and (ii) execute a signature page in the form attached as Exhibit A hereto acknowledging that such transferee agrees to be bound by the terms hereof.

Section 2.	Bring-Along Rights.

(a) If one or more Carlyle Stockholders, in one transaction or a series of related transactions, propose(s) to Transfer Shares to one or more Persons (each such Person, a “Third Party Purchaser”), then the Carlyle Stockholders shall have the right (a “Bring-Along Right”), but not the obligation (subject to Section 3 hereof), to require each Management Stockholder to sell to the Third Party Purchaser(s), on the Same Terms and Conditions as apply to the Carlyle Stockholders exercising their Bring-Along Right, that number of Shares equal to (i) the total number of Shares owned by such Management Stockholder multiplied by (ii) a fraction, (A) the numerator of which is the total number of Shares to be sold by the Carlyle Stockholders in connection with such transaction or series of related transactions and (B) the denominator of which is the total number of the then-outstanding Shares collectively held by all Carlyle Stockholders.

(b) Any Carlyle Stockholders exercising their Bring-Along Right under this Section 2 shall deliver a written notice (a “Bring-Along Notice”) to each Management Stockholder. The Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser(s) and the number of Shares proposed to be sold by the Carlyle Stockholders to such Third Party Purchaser(s); (ii) the proposed amount and form of consideration and material terms and conditions of payment offered to the Management Stockholder by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer (“Third Party Terms”); and (iii) the number of Shares that such Management Stockholder shall be required to sell in such Transfer (as determined in accordance with Section 2(a) above). The Bring-Along Notice shall be given at least three (3) days before the closing of the proposed Transfer.

(c) Upon a Management Stockholder’s receipt of a Bring-Along Notice, such Management Stockholder shall be obligated to sell such number of Shares as is set forth in the Bring-Along Notice on the Third Party Terms; provided, however, that no Management Stockholder shall be required to bear more than such Management Stockholder’s pro rata share (determined based on proceeds received in connection with the transactions contemplated by the Bring-Along Notice) of all liabilities for the representations, warranties and other obligations incurred in connection with the transactions contemplated by the Bring-Along Notice (other than with respect to representations and warranties relating to the ownership of such Management Stockholders’ Shares or otherwise relating solely to such Management Stockholder).

(d) At or promptly following the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 2, the Third Party Purchaser(s) shall remit to each Management Stockholder (i) the consideration (as set forth in the Bring-Along Notice delivered to such Management Stockholder) for the total sales price of the Shares held by such Management Stockholder sold pursuant hereto, minus (ii) such Management Stockholder’s pro rata portion of any consideration to be placed in escrow or otherwise held back in accordance with the Third Party Terms, against transfer of such Shares, free and clear of all liens and encumbrances, by delivery by such Management Stockholder of certificates for such Shares, duly endorsed for Transfer or with duly executed share transfer forms reasonably acceptable to the Company and such Third Party Purchaser(s), and the compliance by such Management Stockholder with any other conditions to closing or payment of consideration generally applicable to the Carlyle Stockholders and all other holders of Shares selling Shares in such transaction. In the event that the proposed Transfer of the Shares to such Third Party Purchaser is not consummated, the Bring-Along Right shall continue to be applicable to any proposed subsequent Transfer of Shares by the Carlyle Stockholders pursuant to this Section 2.

(e) In the event that any Carlyle Stockholders exercise their rights pursuant to this Section 2 or a Company Sale is approved by the Board of Directors and the holders of at least fifty percent (50%) of the then-outstanding Shares, each Management Stockholder shall consent to and raise no objections against such transaction, and shall take all actions that the Board of Directors and/or the applicable Carlyle Stockholders reasonably deem necessary or desirable in connection with the consummation of such transaction; provided, that the acquisition of the Shares held by each Management Stockholder in connection with such transaction shall be on the Same Terms and Conditions as the acquisition of the Shares held by the Carlyle Stockholders in connection with such transaction. Without limiting the generality of the foregoing, each Management Stockholder agrees that it shall (i) consent to and raise no objections against such transaction; (ii) execute any purchase agreement, merger agreement or other agreement in connection with such transaction setting forth the terms and conditions of such transaction and any ancillary agreement with respect thereto; (iii) vote the Shares held by such Management Stockholder in favor of such transaction (including, without limitation, executing a written consent of stockholders approving such transaction); and (iv) refrain from the exercise of any appraisal rights with respect to such transaction.

(f) If the Company or the holders of the Company’s securities enter into any transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act may be available (including, without limitation, a merger, consolidation or other reorganization), each Management Stockholder shall, if requested by the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Company. If such purchaser representative was designated by the Company, the Company shall pay the fees and expenses of such purchaser representative, but if any Management Stockholder appoints another purchaser representative, such Management Stockholder shall be responsible for the fees and expenses of the purchaser representative so appointed.

(g) Each Management Stockholder shall bear its pro rata share of the costs of any Company Sale or other transaction (pursuant to this Agreement or otherwise) in which it sells Shares.

Section 3.	Tag-Along Rights.

(a) In the event that any Carlyle Stockholder(s) (“Initiating Stockholder(s)”) propose(s), in accordance with the terms of this Agreement, to Transfer Shares to a Third Party Purchaser, then each Management Stockholder shall have the right (the “Tag-Along Right”) to request that the proposed Third Party Purchaser purchase from such Management Stockholder (each a “Tagging Stockholder”) up to the number of whole Shares equal to the total number of Shares that the proposed Third Party Purchaser has agreed or committed to purchase multiplied by a fraction, the numerator of which is the total number of Shares owned by such Tagging Stockholder, and the denominator of which is the aggregate number of Shares issued and outstanding and held by all holders of Shares. Any Shares purchased from the Tagging Stockholders pursuant to this Section 3(a) shall be purchased on the Same Terms and Conditions as such proposed Transfer by the Initiating Stockholder(s).

(b) The Initiating Stockholder(s) shall notify each Management Stockholder in writing in the event such Initiating Stockholder(s) propose(s) to make a Transfer or series of Transfers giving rise to the Tag-Along Right at least ten (10) business days prior to the date on which such Initiating Stockholder(s) expect(s) to consummate such Transfer (the “Sale Notice”) which notice shall specify the number of shares of Shares, which the Third Party Purchaser intends to purchase in such Transfer and the Third Party Terms with respect thereto. The Tag-Along Right may be exercised by any Management Stockholder by delivery of a written notice to the Initiating Stockholder(s) proposing to sell Shares of the Company (the “Tag-Along Notice”) within five (5) days following receipt of the Sale Notice from such Initiating Stockholder(s). The Tag-Along Notice shall state the number of Shares that the Tagging Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number of Shares set forth Section 3(a) above). In the event that the proposed Third

Party Purchaser does not purchase the specified number of Shares from the Tagging Stockholders on the Same Terms and Conditions as such proposed Transfer by the Initiating Stockholder(s), then the Initiating Stockholders shall not be permitted to sell any Shares to the proposed Third Party Purchaser unless such Initiating Stockholder(s) purchase(s) from the Tagging Stockholder such specified number of Shares on the Same Terms and Conditions as specified in such Sale Notice.

(c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 3, the Third Party Purchaser shall remit to each Tagging Stockholder exercising his, her or its rights under this Section 3, (i) the consideration for the total sales price of the Shares (calculated in the manner set forth above) held by such Tagging Stockholder sold pursuant hereto, minus (ii) such Tagging Stockholder’s pro rata portion of any such consideration to be placed in escrow or otherwise held back in accordance with the Third Party Terms, against transfer, free and clear of all liens and encumbrances, of such Shares subject to the Tag-Along Right, by delivery by such Tagging Stockholder of certificates for such Shares, duly endorsed for Transfer or with duly executed share transfer forms reasonably acceptable to the Company and such Third Party Purchaser(s), and the compliance by such Tagging Stockholder with any other conditions to closing generally applicable to the Initiating Stockholder(s) and all other holders of Shares selling Shares in such transaction.

Section 4.	Permitted Transfers.

Notwithstanding anything herein to the contrary, the restrictions set forth in the first sentence of Section 1 and in Section 3 shall not apply to: (a) any Transfer of Shares by a Management Stockholder that is an individual by gift to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company for the benefit of such family members; provided, however, that such Stockholder shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement; (b) any Transfer of Shares by a Management Stockholder that is an individual to the heirs, executors or legatees of such Stockholder by operation of law upon the death or incapacity of such Stockholder; or (c) any Transfer of Shares by a Stockholder that is not a natural person to an Affiliate (each of the Transfers referenced in clauses (a), (b) and (c) above being referred to herein as a “Permitted Transfer”); provided, however, that, in each case, such Transfer is effected in compliance with all of the provisions of Section 1 hereof (other than the restrictions contained in the first sentence of Section 1 hereof). The recipient of any Shares pursuant to the foregoing shall be referred to herein as a “Permitted Transferee” and shall be deemed an “Management Stockholder” for all purposes of this Agreement.

Section 5.	Rights to Repurchase Shares.

(a) During the period beginning on the date of a Termination of Employment of a Management Stockholder and ending on the date nine (9) months following the date of such Termination of Employment (the “Repurchase Period”), the Company shall have the option to repurchase the Shares held by the terminated Management Stockholder and/or his or her

Permitted Transferees (collectively, the “Call Right”). The Call Right may be exercised more than once. The Call Right shall be exercised by written notice (the “Call Notice”) to such Management Stockholder given in accordance with Section 9(f) of this Agreement on or prior to the last day on which the Call Right may be exercised by the Company. The rights to repurchase Shares are subject to any other rights to repurchase Shares under any other agreement that the Company has entered or may enter into with the Management Stockholder.

(b) The purchase price payable for Shares by the Company upon exercise of the Call Right (the “Purchase Price”) shall be as follows:

(i) in the event of any Termination of Employment other than a Termination of Employment by the Company or any of its Subsidiaries, as applicable, for Cause, the Fair Market Value of the Shares subject to the Call Right on the date of the Call Notice, less any applicable withholding taxes; and

(ii) in the event of any Termination of Employment by the Company or any of its Subsidiaries, as applicable, for Cause, the lesser of (A) the Fair Market Value of the Shares subject to the Call Right on the date of the Call Notice, and (B) the aggregate cash price paid for such Shares by the Management Stockholder.

(c) The repurchase of Shares pursuant to the exercise of the Call Right shall take place on a date specified by the Company, but in no event later than sixty (60) days following the date of the exercise of such Call Right or, if later, within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, such Management Stockholder shall transfer the Shares subject to the Call Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates or other documents representing the Shares to be purchased, duly endorsed for transfer to the Company or accompanied by a share transfer form duly executed in blank, in each case reasonably acceptable to the Company, and the Company shall pay to such Management Stockholder the Purchase Price in cash or by bank or cashier’s check. Notwithstanding anything herein to the contrary, no payment shall be made under this Section 5 that would cause the Company to violate any applicable law, or any rights or preference of preferred stockholders of the Company, any banking agreement or loan or other financial covenant or cause default of any indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Section 5 that would cause such violation or default shall result in an extension of the Repurchase Period, in the sole discretion of the Board of Directors, until such payment shall no longer cause any such violation or default and at which time the Call Right may be exercised.

(d) Notwithstanding anything herein to the contrary, in the event that (i) the Company exercises a Call Right with respect to any Shares acquired upon exercise of an option to acquire Shares granted pursuant to the Plan (an “Option”), (ii) within three (3) months of the date of such Share repurchase a Liquidity Event occurs, and (iii) the per Share value in such Liquidity Event exceeds the Purchase Price per Share, then as soon as practicable thereafter, and in all events within 30 days of the Liquidity Event, the Company shall pay the holder of such

Shares acquired upon exercise of such Option the difference between the value of such Shares at the time of the Liquidity Event and the Purchase Price per Share at the time of repurchase as additional consideration for the repurchase of such Shares.

Section 6.	[Intentionally Omitted].

Section 7.	Termination.

This Agreement, and the respective rights and obligations of the Parties, shall terminate upon the earlier of (a) the consummation of a Company Sale unless the Management Stockholders will receive securities in such Company Sale and the Board of Directors determines that this Agreement should remain in effect with respect to such securities following such transaction and (b) execution of a written agreement of each Party to terminate this Agreement; provided, however, that the provisions of Sections 2, 3 and 5 shall terminate upon earlier to occur of (i) the consummation of an IPO of the Company and (ii) Shares or any successor securities otherwise becoming listed on a national securities exchange.

Section 8.	Certain Definitions.

(a) As used in this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract, through the ownership of voting securities, as trustee or executor, or otherwise.

“Carlyle Stockholders” means (i) the Initial Carlyle Stockholders, (ii) any Affiliate of any Initial Carlyle Stockholder that is issued any Shares after the date hereof and (iii) any subsequent transferee of the Shares held by the Persons listed in clause (i) or clause (ii) above.

“Cause” shall mean:

(i) the Management Stockholder’s failure to substantially perform his or her duties (other than any such failure resulting from the Management Stockholder’s disability) which is not remedied within thirty days after receipt of written notice from the Company or one of its subsidiaries, as applicable, specifying such failure;

(ii) the Management Stockholder’s failure to carry out, or comply in any material respect with any lawful and reasonable directive of the Board or the Management Stockholder’s immediate supervisor, which is not remedied within thirty days after receipt of written notice from the Company or one of its subsidiaries, as applicable, specifying such failure;

(iii) the Management Stockholder’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offence or crime involving moral turpitude;

(iv) the Management Stockholder’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or one of its subsidiaries’, as applicable, premises or while performing the Management Stockholder’s duties and responsibilities; or

(v) the Management Stockholder’s commission of a material act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company or one of its subsidiaries, as applicable.

Notwithstanding the foregoing, if the Management Stockholder is a party to a written employment or consulting agreement with the Company or one of its subsidiaries, as applicable, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.

“Company Sale” means the consummation of any transaction or series of transactions (including, without limitation, any merger, recapitalization, reorganization, sale of stock or other similar transaction) pursuant to which one or more Persons or group of Persons (other than any Initial Carlyle Stockholder) acquires (i) shares of the Company possessing the voting power sufficient to elect a majority of the members of the Board or the board of directors of the successor to the Company (whether such transaction is effected by amalgamation, merger, consolidation, recapitalization, sale or transfer of the Company’s shares or otherwise) or (ii) all or substantially all of the assets of the Company and its subsidiaries.

“Fair Market Value” means, with respect to a given date, the fair market value of the applicable Shares as determined by the Board in good faith (without discount for minority ownership or lack of marketability).

“Liquidity Event” shall mean either (a) the consummation of the sale, transfer, conveyance or other disposition in one or a series of transactions, of the equity securities of the Company or its successor held, directly or indirectly, by all of the Principal Stockholders in exchange for cash, or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration, such that immediately following such transaction or disposition (or series of transactions or dispositions), the total number of all equity securities held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders is, in the aggregate, less than 50% of the total number of equity securities (as such securities may be adjusted for the occurrence of a corporate event) held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders as of February 1, 2013; or (b) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger, equity purchase or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company, or the Company and its subsidiaries taken as a whole, to any “person” (as such term is defined in Section 13(d)(3) of the Exchange Act) other than to any Principal Stockholders or an Affiliate of any Principal Stockholders.

“Party” means any of the parties to this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.

“Principal Stockholders” shall mean (i) the Initial Carlyle Stockholders and (ii) any of their Affiliates to which (a) any of the Principal Stockholders or any other Person transfers Shares or (b) the Company issues Shares.

“Same Terms and Conditions” means the same price and otherwise on the same terms and conditions; provided, however, that (i) any price paid for options will be subject to reduction for the applicable exercise price, (ii) the form of consideration paid may be different so long as the different forms of consideration have the same Fair Market Value as of the date of approval by the Board of the applicable definitive agreement, (iii) the Carlyle Stockholders may receive, even if not offered to Management Stockholders, rights to appoint members of the board of directors or similar governing body of the Third Party Purchaser or any of its Affiliates, or any other governance rights (including board observer rights) and (iv) rights to Transfer any Shares received in such transaction not given to Management Stockholders so long as the Management Stockholders are permitted to Transfer their Shares on a pro rata basis with the Carlyle Stockholders.

“Stockholders” means the Carlyle Stockholders and the Management Stockholders.

“Termination of Employment” shall mean the time when the employee-employer or other service relationship between a Management Stockholder and the Company or one of its subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment or reengagement by the Company or one of its subsidiaries.

“Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other encumbrance or disposition.

(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

Agreement	Preamble
Board	Recitals
Bring-Along Notice	Section 2
Bring-Along Right	Section 2

Call Notice	Section 5(a)
Call Right	Section 5(a)
Company	Preamble
Initial Carlyle Stockholders	Preamble
Initial Stockholders Agreement	Recitals
Initiating Stockholder	Section 3
IPO	Section 1
Management Stockholder	Preamble
Option	Section 5(d)
Permitted Transfer	Section 4
Permitted Transferee	Section 4
Plan	Recitals
Purchase Price	Section 5(b)
Sale Notice	Section 3
Securities Act	Section 1
Shares	Recitals
Subscription Agreements	Recitals
Tag-Along Notice	Section 3
Tag-Along Right	Section 3
Tagging Stockholder	Section 3
Third Party Purchaser	Section 2
Third Party Terms	Section 2

Section 9.	Miscellaneous.

(a) Legends. Each certificate representing the securities issued by the Company and held by a Stockholder shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE STOCKHOLDERS OF THE ISSUER, DATED AS OF FEBRUARY 1, 2013. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee and shall also apply to any securities acquired by a Stockholder after the date hereof.

(c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(d) Specific Performance; Submission to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in federal and state courts located in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the federal and state courts located in Wilmington, Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal or state courts located in the Wilmington, Delaware, and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 9(f). Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9(f) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(e) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices).

(i)	If to any Carlyle Stockholder, addressed to such Carlyle Stockholder, c/o The Carlyle Group, at:

1001 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Martin W. Sumner

Facsimile: (202) 347-1818

With a copy to:

Latham & Watkins LLP

555 Eleventh Street, N.W.

Tenth Floor

Washington, D.C. 20004

Attention: David S. Dantzic

Joseph A. Simei

Facsimile: (202) 637-2201

(ii)	If to any Management Stockholder, to the address set forth on such Stockholder’s signature page hereto.

(vi)	If to the Company:

c/o The Carlyle Group

1001 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Martin W. Sumner

Facsimile: (202) 347-1818

With a copy to:

Latham & Watkins LLP

555 Eleventh Street, N.W.

Tenth Floor

Washington, D.C. 20004

Attention: David S. Dantzic

Joseph A. Simei

Facsimile: (202) 637-2201

(g) Recapitalization, Exchange, Etc. Affecting the Company’s Shares. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares and/or other classes of shares of the Company or any successor or assign of the Company (whether by amalgamation, merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Shares, and shall be appropriately adjusted for any issue of bonus shares, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(i) Attorney’s Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful Party shall be entitled to recover reasonable attorney’s fees and expenses in addition to any other available remedy.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(k) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and the Carlyle Stockholders. Notwithstanding the foregoing, (i) if any such amendment or waiver would materially and adversely affect the rights or obligations of a Stockholder in a manner disproportionate to the Management Stockholders, then such amendment or waiver shall require such Stockholder’s consent; (ii) no such amendment that materially and adversely affects a Management Stockholder or a person who has been granted an Option (in his or her capacity as such) (an “Optionee”) shall be effective against such Management Stockholder or Optionee, as applicable, unless the senior managers who are officers of the Company or its subsidiaries with a title of, and more senior to, Senior Vice President (the “Senior Managers”), consent to such amendment in writing (provided that, in the case of this clause (ii), any such consent must include the Senior Managers then holding a majority of Shares held by all Senior Managers; provided, further, that all outstanding vested Options of the Senior Managers shall be included as Shares for the purposes of the foregoing calculation); and (iii) no such amendment that materially and adversely affects an Optionee’s rights or obligations in a manner that is materially disproportionate to the manner in which it adversely affects the rights or obligations of the Senior Managers as a whole shall be effective against such Optionee unless he or she consents to such amendment or modification in writing. Any amendment or waiver effected in accordance with this Section 9(k) shall be binding upon the Company, the Carlyle Stockholders and their successors and assigns and the Management Stockholders and their successors and assigns. At any time hereafter, additional Management Stockholders may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

(l) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Stockholder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Share or any option to purchase Shares.

(m) Entire Agreement. This Agreement and (with respect to the Company) the Subscription Agreements (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement of the Parties with respect to the subject matter hereof.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

AXALTA COATING SYSTEMS BERMUDA CO., LTD.

By:	/s/ Charles W. Shaver
	Name:	Charles W. Shaver
	Title:	Chairman and CEO

[Signature Page to Stockholders Agreement]

INITIAL CARLYLE STOCKHOLDERS:

CARLYLE PARTNERS V SA1 CAYMAN, L.P.

By:	TC Group V Cayman, L.P.
Its:	General Partner

By:	CP V GP, Ltd.
Its:	General Partner

By:	/s/ Jeremy W. Anderson
	Name:	Jeremy W. Anderson
	Title:	Authorized Person

CARLYLE PARTNERS V SA2 CAYMAN, L.P.

By:	TC Group V Cayman, L.P.
Its:	General Partner

By:	CP V GP, Ltd.
Its:	General Partner

By:	/s/ Jeremy W. Anderson
	Name:	Jeremy W. Anderson
	Title:	Authorized Person

CARLYLE PARTNERS V SA3 CAYMAN, L.P.

By:	TC Group V Cayman, L.P.
Its:	General Partner

By:	CP V GP, Ltd.
Its:	General Partner

By:	/s/ Jeremy W. Anderson
	Name:	Jeremy W. Anderson
	Title:	Authorized Person

[Signature Page to Stockholders Agreement]

CARLYLE PARTNERS V-A CAYMAN, L.P.

By:	TC Group V Cayman, L.P.
Its:	General Partner

By:	CP V GP, Ltd.
Its:	General Partner

By:	/s/ Jeremy W. Anderson
	Name:	Jeremy W. Anderson
	Title:	Authorized Person

CP V COINVESTMENT A CAYMAN, L.P.

By:	TC Group V Cayman, L.P.
Its:	General Partner

By:	CP V GP, Ltd.
Its:	General Partner

By:	/s/ Jeremy W. Anderson
	Name:	Jeremy W. Anderson
	Title:	Authorized Person

CP V COINVESTMENT B CAYMAN, L.P.

By:	TC Group V Cayman, L.P.
Its:	General Partner

By:	CP V GP, Ltd.
Its:	General Partner

By:	/s/ Jeremy W. Anderson
	Name:	Jeremy W. Anderson
	Title:	Authorized Person

CARLYLE COATINGS PARTNERS, L.P.

By:	TC Group V Cayman, L.P.
Its:	General Partner

By:	CP V GP, Ltd.
Its:	General Partner

By:	/s/ Jeremy W. Anderson
	Name:	Jeremy W. Anderson
	Title:	Authorized Person

[Signature Page to Stockholders Agreement]

CEP III PARTICIPATIONS S.À R.L. SICAR

By:	/s/ Erica Herberg
	Name:	Erica Herberg
	Title:	Manager and authorized representative of CEP III Managing GP Holdings, Ltd, Manager

[Signature Page to Stockholders Agreement]

MANAGEMENT STOCKHOLDERS:

/s/ Charles W. Shaver
Charles W. Shaver

[Signature Page to Stockholders Agreement]